Exhibit 99.1

NEWS RELEASE

Media Contact: Laura Schuntermann, lgschuntermann@magellanhealth.com, (860) 507-1822

Investor Contact: Renie Shapiro Silver, rshapiro@magellanhealth.com, (877) 645-6464

Magellan Health Completes Acquisition of

4D Pharmacy Management Systems, Inc.

Scottsdale, Ariz. — April 1, 2015 — Magellan Health, Inc. (NASDAQ: MGLN) today announced that it has completed its acquisition of 4D Pharmacy Management Systems, Inc. (4D), a privately held, full-service pharmacy benefit manager (PBM), serving managed care organizations (MCOs), employers and government-sponsored benefit programs, such as Medicare Part D plans. The company paid approximately $55 million from existing cash on hand. Additional consideration of up to $30 million is based on future milestones, including up to $10 million for the achievement of certain growth targets in the underlying dual eligible membership served by 4D, and up to $20 million for the retention of certain business through 2018.

“Our acquisition of 4D will bring us opportunities to move into new markets,” said Barry M. Smith, chairman and chief executive officer of Magellan Health. “Acquiring 4D enhances our capabilities and provides the additional scale, relationships and expertise we are seeking as we expand into areas such as Medicare, dual eligibles and healthcare exchanges.”

Headquartered in Troy, Mich., 4D was founded in 1988 and serves approximately 670,000 members. The company expects to produce $400 million in revenue including pre- and post-acquisition periods, for the full year of 2015. Upon closing, Gerald Borsand, chief executive officer of 4D, and Jeff Polter, vice president, Business Development and Account Management of 4D, will become part of Magellan Rx Management’s executive leadership team.

About Magellan Health: Headquartered in Scottsdale, Ariz., Magellan Health, Inc. is a healthcare management company that focuses on fast-growing, complex and high-cost areas of healthcare, with an emphasis on special population management. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve. Magellan’s customers include health plans, managed care organizations, insurance companies, employers, labor unions, various military and government agencies, third-party administrators, consultants and brokers. For more information, visit MagellanHealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding the new market expansion enhancement of full-service pharmacy management capabilities, anticipated 2015 revenues of 4D, the future business and growth of 4D and Magellan’s pharmacy benefits management business generally. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on February 26, 2015.

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